Exhibit 10.1
SOVRAN SELF STORAGE, INC.

2015 AWARD AND OPTION PLAN

1.          PURPOSE

          The purposes of this Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses. This Plan shall be interpreted to the extent practicable so as to avoid causing any amount payable to any Participant hereunder to be includable in the Participant’s gross income under Code Section 409A(a)(1).

2.          DEFINITIONS

                    (a)          “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under Paragraph 21 hereof on account of the Participant’s Separation from Service following a Change in Control, the date on which such Separation from Service occurs.

                    (b)          “Award” means any Stock Option, Restricted Stock, or Performance-Based Award awarded to a Participant under this Plan.

                    (c)          “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

                    (d)          “Board” means the Board of Directors of the Company.

                    (e)          “Cause” has the meaning set forth in a Participant’s written employment agreement with the Company or any Subsidiary and if no such employment agreement exists, “Cause” means (i) the willful and continued failure by a Participant to substantially perform his/her duties after written notice specifically identifying the lack of substantial performance is delivered to the Participant or (ii) the willful engaging by a Participant in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

                    (f)          A “Change in Control” shall be deemed to have occurred at such time as:

                              (i)          any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or

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2015 AWARD AND OPTION PLAN

                              (ii)          approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

                              (iii)          individuals who constitute the Board on May 21, 2015 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 21, 2015 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

                    (g)          “Change in Control Price” means, in respect of a Change in Control, the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Control occurs, and in respect of a Change in Ownership, the highest closing price per share paid for the purchase of Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Ownership occurs.

                    (h)          “Change in Ownership” means a change that results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

                    (i)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

                    (j)          “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer this Plan. The Committee shall consist of not less than three members, each of whom shall be “disinterested” as defined by Rule 16b-3 under the Exchange Act as amended from time to time.

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                    (k)          “Common Stock” means the common stock, $0.01 par value, of the Company.

                    (l)          “Company” means Sovran Self Storage, Inc., a Maryland corporation, and with respect to the Company’s obligations under Paragraph 21, any successor thereto.

                    (m)          “Covered Employee” means a Participant who is a “covered employee” within the meaning of Code Section 162(m)(3).

                    (n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

                    (o)          “Fair Market Value” on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of NYSE listed securities (or, if the Common Stock is not then listed on the NYSE, the principal public trading market for such shares) for that date (or if no shares of Common Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Common Stock were so traded); provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate provided that such determination shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5) so as to ensure that any Stock Option granted hereunder is not subject to Code Section 409A.

                    (p)          “Good Reason” shall have the meaning set forth in the Participant’s written employment agreement with the Company or any Subsidiary and if no such employment agreement exists, “Good Reason” means the Participant’s resignation from all positions held with the Company and its Subsidiary, if without the Participant’s written consent there is:

                              (i)          a material change of the Participant’s authority, duties or responsibilities, including the assignment to the Participant of duties and responsibilities inconsistent with his/her positions, or

                              (ii)          an assignment or reassignment of the Participant without the Participant’s consent, to another place of employment more than 50 miles from the Participant’s current place of employment, or

                              (iii)          a material reduction in the Participant’s base salary; provided, however, that a material reduction in the Participant's base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company or a Subsidiary and that does not adversely affect Participant to a greater extent than other similarly situated employees shall not constitute Good Reason,

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provided, in each case, that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time not later than 30 days after the first occurrence of such event and the Board shall not have remedied the matter within 30 days following delivery of such written notice to the Board.

                    (q)          “Key Employee” means an officer or other employee of the Company or a Subsidiary as determined by the Committee.

                    (r)          “Participant” means any Key Employee granted an Award by the Committee under this Plan.

                    (s)          “Performance-Based Awards” means any award, including a cash award, granted under Paragraph 10 hereof.

                    (t)          “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Award that does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

                    (u)          “Performance Period” means the period of at least twelve (12) consecutive calendar months during which the performance goals set forth in an Award Notice must be met to determine the degree of payout and/or vesting with respect to any Performance-Based Awards.

                    (v)          “Plan” means this Sovran Self Storage, Inc. 2015 Award and Option Plan.

                    (w)          “Prior Plan” means the Sovran Self Storage, Inc. 2005 Award and Option Plan, as amended.

                    (x)          “Restricted Stock” means an award of shares of Company Common Stock subject to restrictions, pursuant to Paragraph 9 hereof.

                    (y)          “Separation from Service” has the meaning provided at Regulation §1.409A-1(h).

                    (z)          “Share Limit” means (i) 600,000 less (ii) the aggregate number of shares of Common Stock awarded under the Prior Plan (including awards of Restricted Awards and Stock Options as defined under the Prior Plan) after December 31, 2014.

                    (aa)          “Stock Option” means an option to purchase Company Common Stock that is awarded to a Participant in accordance with Paragraph 8 hereof.

                    (bb)          “Subsidiary” means a corporation, partnership, limited liability company or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

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3.          ADMINISTRATION

          This Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret this Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of this Plan; (c) select Key Employees to receive Awards under this Plan; (d) determine and modify the form of Stock Options awarded under this Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under this Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under this Plan, including the applicable restrictions thereon and restriction period therefor; (f) determine the number of shares of Company Common Stock and/or initial value to be subject to a Performance-Based Award, including the performance conditions, performance goals, and Performance Period; (g) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (h) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (i) take any and all other action it deems advisable for the proper administration of this Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Paragraph 17 and notwithstanding any other provision of this Plan or an Award Notice only the Committee may make Awards and render other decisions as to the timing, vesting, performance metrics, pricing and amount of Awards to Participants who are subject to Section 16 of the Exchange Act.

4.          ELIGIBILITY

          Any Key Employee is eligible to become a Participant in this Plan.

5.          SHARES AVAILABLE

          The maximum number of shares of Common Stock which shall be available for Awards under this Plan during its term shall not exceed the Share Limit and the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Key Employee during any calendar year shall not exceed 50,000; all subject to adjustment as provided in Paragraph 13. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under this Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) shares of Common Stock tendered by a Participant or withheld by the Company in payment of the exercise price of a Stock Option; (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to

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an Award; and (iii) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of Stock Options. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

6.          TERM

          This Plan shall become effective as of May 21, 2015 upon approval of this Plan by the Company’s stockholders. Awards will not be made pursuant to this Plan after May 20, 2025.

7.          PARTICIPATION

          The Committee shall select Participants, determine the type of Awards to be awarded, and establish in the related Award Notices, the applicable terms and conditions of the Awards in addition to those set forth in this Plan, and any administrative rules issued by the Committee.

8.          STOCK OPTIONS

                    (a)          General.  Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. For the purpose of determining the exercise price of a Stock Option, the date of grant of a Stock Option will be the date on which the Committee completes the action necessary to award the option provided that notice of the option is given to the Key Employee within a reasonable time thereafter.

                    (b)          Terms and Conditions of Stock Options.  A Stock Option shall be exercisable in whole or in such installments and at such times or upon the achievement of such performance goals as may be determined by the Committee. Any Stock Option shall have a minimum vesting period of at least one (1) year of continued employment.  The price at which Common Stock may be purchased upon exercise of a Stock Option (the “exercise price”) shall be established by the Committee, but such exercise price shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Stock Option. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an exercise price equal to the Fair Market Value of the Common Stock on the date such new stock option is issued, which shall be the date on which the shares of Common Stock used to pay the exercise price are delivered to the Company, and shall be subject to such other terms and conditions as the Committee deems appropriate.

                    (c)          Restrictions Relating to Incentive Stock Options.  Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first

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time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under this Plan is 250,000.

                    (d)          Exercise of Stock Options

                              (i)          A Stock Option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice (or by such other methods of notice as the Committee designates) of exercise to the Company (or a representative designated by the Company for that purpose) specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price and applicable tax withholding (as provided in Paragraph 14).

                              (ii)          Upon exercise, the exercise price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise.

9.           RESTRICTED STOCK

                    (a)          General.  Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts and at such times during the term of this Plan as the Committee shall determine.

                    (b)          Restrictions on Restricted Stock.  Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment.  Any Restricted Stock Award shall have a minimum vesting period of at least one (1) year of continued employment.  The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

                    (c)          Rights as Stockholders.  During the period in which any shares of Restricted Stock are subject to the restrictions imposed under Paragraph 9(b) hereof, the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. Except as otherwise provided in this Plan, in the absence of any explicit action by the Committee, the Participant to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.

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                    (d)          Evidence of Restricted Stock Award.  Any shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.           PERFORMANCE- BASED AWARDS

                    (a)          Grant of Performance-Based Awards.  The Committee, at any time and from time to time, may grant Performance-Based Awards to a Key Employee in such amounts and upon such terms as the Committee will determine.

                    (b)          Value of Performance-Based Awards.  Each Performance-Based Award will have an actual or target number of shares of Common Stock or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or the number of shares of Common Stock subject to a Performance-Based Award that will be paid out to the Participant.  The maximum number of shares of Common Stock subject to a Performance- Based Award shall be subject to the limitations set forth in Paragraph 5 and the maximum amount that may be paid as a cash-settled Performance-Based Award to any individual Key Employee in any calendar year will be $2,000,000.

                    (c)          Earning Performance-Based Awards.  Subject to the terms of this Plan, in particular Paragraph 10(f)(iii), after the applicable Performance Period has ended, the Participant will be entitled to receive a payout on his or her Performance-Based Award to the extent that the performance measures set forth in the Award Notice have been achieved.

                    (d)          Form and Timing of Payment of Performance-Based Awards.  Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Notice as determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Common Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Performance Based-Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has certified in writing that the performance goal or goals relating to the Performance-Based Awards have been achieved, provided that, unless specifically provided in the Award Notice for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Common Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Notice.

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                    (e)          Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) will be exercised by the Committee and not by the Board.

                    (f)          Performance-Based Awards Granted to Designated Covered Employees.  If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Covered Employee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph 10(f).

                              (i)          Performance Goals Generally.  The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Paragraph 10(f)(i).  Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Participant or to different Participants.

                              (ii)          Timing For Establishing Performance Goals.  Performance goals for any Performance-Based Award will be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which 25% of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

                              (iii)          Payment of Awards; Other Terms.  Payment of Performance-Based Awards will be in cash, Shares, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of Separation from Service by the Participant prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a Separation from Service.  No payment or settlement of any Award shall be made unless the Committee has certified in writing that the performance goal or goals relating to the Award have been achieved.

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                              (iv)          Performance Measures.  The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned will be limited to the following performance measures, with or without adjustment:

(1)	net earnings or net income;

(2)	earnings per share;

(3)	share price, including growth measures and total shareholder return;

(4)	earnings before interest and taxes;

(5)	earnings before interest, taxes, depreciation and/or amortization;

(6)
earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(7)	cash flow;

(8)	funds from operations (FFO);

(9)	funds from operations (FFO) per share;

(10)
funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; or

(11)	any combination of the foregoing business criteria.

          Performance under any of the foregoing performance measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the performance measure specified in clause (3) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the performance measures specified in this Paragraph 10.

                              (v)          Evaluation of Performance.  The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (1) asset write-downs; (2) litigation or claims, judgments or settlements; (3) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (4) any reorganization or restructuring events or programs; (5) extraordinary, non-core, non-operating or non-recurring items; and (6) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions will be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

                              (vi)          Adjustment of Performance-Based Compensation.  The Committee will have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

                              (vii)          Committee Discretion.  In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion will not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Paragraph 10(f)(iv).

                    (g)          Performance-Based Awards Granted to Designated Covered Employees.  It is the intent of the Company that Performance-Based Awards under Paragraph 10(f) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder will, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Paragraph 10(f), including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with Code Section 162(m). If any provision of this Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

11.          TERMINATION OF EMPLOYMENT

          Subject to Paragraph 15, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant’s unexercised Stock Options, shares of Restricted Stock then subject to restrictions and Performance-Based Awards shall be canceled or forfeited as the case may be, unless the Participant’s Award Notice provides otherwise.  The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of this Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his/her death, disability, retirement, or termination for an approved reason.

12.          NONASSIGNABILITY

          Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option, share of Restricted Stock (that remains subject to restriction) or Performance-Based Award under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant’s Stock Options shall be exercisable during the Participant’s lifetime only by him.

13.          ADJUSTMENT OF SHARES AVAILABLE

                    (a)          Changes in Stock.  In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under this Plan, the number of shares with respect to which Awards may be granted to any individual Key Employee during any calendar year, and the number of shares subject to an outstanding Award, without, in the case of Stock Options, change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.

                    (b)          Changes in Capitalization.  In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Awards by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to this Plan, the number of shares covered by outstanding Awards and the option price of outstanding Stock Options, as deemed appropriate by the Committee.

                    (c)          Limitation of Committee Discretion.  Any adjustment of a Stock Option pursuant to this Paragraph 13 shall be done in such manner as shall not cause the Stock Option to become subject to Code Section 409A.

14.          TAX WITHHOLDING

                    (a)          Payment by Participant.  Each Participant shall pay to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, no later than the date as of which the Company or any Subsidiary is required by law to withhold any Federal, state, or local taxes of any kind with respect to amounts includable in the Participant’s gross income for Federal income tax purposes with respect to any Award pursuant to this Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                    (b)          Payment in Stock.  A Participant may elect to have the applicable statutory minimum Federal, state and local tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to this Plan a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due. For purposes of this Paragraph 14(b), in no event may the Participant require the Company to, and the Company shall not, withhold taxes in excess of any applicable statutory minimum amount. With respect to any Participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

                              (i)          the Company (1) shall have been subject to the reporting requirements of Paragraph 13(a) of the Exchange Act for at least a year prior to the election and shall have filed all reports and statements required to be filed pursuant to that Section for that year, and (2) shall have issued on a regular basis public releases of quarterly and annual summary statements of sales and earnings;

                              (ii)          the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Paragraph 14(b) shall be made either (1) within the trading window set forth in the Company’s applicable policies on securities trading, or (2) at least six months prior to the date as of which the receipt of such an award first becomes a taxable event for Federal income tax purposes;

                              (iii)          such election shall be irrevocable;

                              (iv)          such election shall be subject to the consent or disapproval of the Committee; and

                              (v)          the Common Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the Participant for at least six months from the date of grant of such award.

15.          NONCOMPETITION AND CLAWBACK PROVISION

                    (a)          The Committee may provide in any Award Notice that the Participant shall forfeit all his/her unexercised Stock Options, shares of Restricted Stock and Performance-Based Awards  if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

                    (b)          All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the applicable provisions of any clawback policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Notice.

16.          DIVIDENDS

          Except as otherwise provided in the Award Notice, a Participant who is granted shares of Restricted Stock shall be entitled to receive dividends paid on such shares of Restricted Stock at the times and in the amounts as apply to shareholders generally.

          The Committee may determine in its discretion that the Participant will not receive dividends on Restricted Stock, or will receive such dividends only if and when the restrictions on the Restricted Stock lapse, but any such determination must be set forth in the Award Notice.

17.          AMENDMENTS OF AWARDS

          The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option,  any share of Restricted Stock then subject to restrictions and any Performance-Based Award to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant’s consent.

18.          REGULATORY APPROVALS AND LISTINGS

          Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option, award of Restricted Stock, or grant of a Performance-Based Award prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.          NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

          Participation in this Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted any Award.

20.          AMENDMENT

          The Board may suspend or terminate this Plan at any time. In addition, the Board may, from time to time, amend this Plan in any manner, but may not without stockholder approval adopt any amendment which (a) would materially increase the benefits accruing to Participants under this Plan, (b) would materially increase the number of shares of Common Stock which may be issued under this Plan (except as specified in Paragraph 13), (c) would materially modify the requirements as to eligibility for participation in this Plan, or (d) is required to be approved by stockholders under the rules and regulations of the New York Stock Exchange or applicable laws.

21.          CHANGE IN CONTROL AND CHANGE IN OWNERSHIP

                    (a)          Background.  All Participants shall be eligible for the treatment afforded by this Paragraph 21 if there is a Change in Ownership or if the Participant has a Separation from Service within two years following a Change in Control as a result of an involuntary termination without Cause or a termination on account of Good Reason.

                    (b)          Vesting and Lapse of Restrictions.  If a Participant is eligible for treatment under this Paragraph 21, (i) all of the terms and conditions in effect on any unexercised Stock Options and any restrictions on shares of Restricted Stock shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Stock Options or shares of Restricted Stock on or after such date, and in no event shall any Stock Option or share of Restricted Stock be forfeited on or after such date; (iii) all of his/her unexercised Stock Options and shares of Restricted Stock shall automatically become one hundred percent (100%) vested immediately upon such date; and (iv) all of his/her unexercised Stock Options and shares of Restricted Stock shall be valued and cashed out on the basis of the Change in Control Price.  Any Performance-Based Award will not be eligible for the treatment afforded by this Paragraph 21, unless the Award Notice provides otherwise.

                    (c)          Payment.  If a Participant is eligible for treatment under this Paragraph 21, whether or not he/she is still employed by the Company or a Subsidiary, he/she shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date (or, if sooner, March 15 of the calendar year following the Acceleration Date), for all his/her outstanding Stock Options (including incentive stock options) and shares of Restricted Stock.

                    (d)          Section 16 of Exchange Act.  Notwithstanding anything contained in this Paragraph 21 to the contrary, any Participant who on the Acceleration Date holds any Stock Options or shares of Restricted Stock that have not been outstanding for a period of at least six months from their date of award, and who on the Acceleration Date is required to report under Section 16 of the Exchange Act shall, not be paid for his/her Stock Options or Restricted Stock until the first day next following the end of such six-month period.

                    (e)          Limitation on Change of Control Payments.  Notwithstanding anything in this Paragraph 21 to the contrary, if payments made or deemed made pursuant to this Paragraph 21 would result in the Participant incurring an excise tax under Code Section 4999 (concerning Golden Parachute Payments), the payments made or deemed made hereunder shall be reduced to the extent necessary to avoid such excise tax but only if the reduction in such payments is less than the amount of excise tax avoided by means of the reduction.  The reduction in payments shall occur in the following order:  (i) options with an exercise price above Fair Market Value that have a positive value for purposes of Code Section 280G, (ii) pro rata among Awards that constitute deferred compensation under Code Section 409A, and (iii) finally, among the Awards that are not subject to Code Section 409A.   Notwithstanding the preceding sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Code Sections 280G or 4999 (including (1) that “payments” under such agreement or otherwise will be reduced, (2) that the Participant will have the discretion to determine which “payments” will be reduced, (3) that such “payments” will not be reduced or (4) that such “payments” will be “grossed up” for tax purposes), then this Paragraph 21(e) shall not apply and any “payments” made or deemed made pursuant to this Paragraph 21 to a Participant will be treated as “payments” arising under such separate agreement provided, however, such separate agreement shall not modify the time or form of any payment under this Paragraph 21 that constitutes deferred compensation under Code Section 409A if such modification would cause such payment to become subject to tax under Code Section 409A.

                    (f)          Miscellaneous.  Upon a Change in Control or a Change in Ownership, (i) the provisions of Paragraphs 11, 15 and 17 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Paragraph 21(a) above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any Stock Option or share of Restricted Stock to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he/she may become entitled as a result of such Change in Control or Change in Ownership.

                    (g)          Legal Fees.  The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he/she may be entitled to under this Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

22.          NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS

          No Participant shall have any rights as a stockholder as a result of participation in this Plan until the date of issuance of a stock certificate in the Participant’s name and, in the case of Restricted Stock, such rights are granted to the Participant under Paragraph 9(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

23.           GOVERNING LAW

          This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

24.           COMPLIANCE WITH SECTION 409A

                    (a)          Awards Intended To Be Excluded From Section 409A.  All Stock Options awarded hereunder are intended to be exempt from the application of Code Section 409A either because the option is an incentive stock option within the meaning of Code Section 422 or because the option is a non-qualified stock option awarded with an exercise price at least equal to Fair Market Value on the date of grant. The Restricted Stock Awards are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A.

                    (b)          Non-excluded Awards Must Comply With Section 409A.  This Plan and Award Notices shall be interpreted in accordance with Section 409A of the Code and final Treasury Regulations issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder so as to avoid taxes and interest under Section 409A(a)(1) of the Code.

                    (c)          Protection of the Company and Others.  Notwithstanding the foregoing provisions of this Paragraph 24, neither the Company, nor any officer or employee of the Company, nor any member of the Committee shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.